S.E.Clark & Company, P.C.

Registered Firm: Public Company Accounting Oversight Board

EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 for SweetskinZ Holdings, Inc., of our report dated March 23, 2006, relating to the consolidated financial statements of SweetskinZ Holdings, Inc. (fka NuPro Innovations Inc.) as of December 31, 2002, 2003, 2004, and 2005, and for the years and accumulated periods then ended. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ S.E.Clark & Company, PC
S.E.Clark & Company, PC Tucson, Arizona June 9, 2006

744 N. Country Club Road, Tucson, AZ 85716 (520) 323-7774, Fax (520) 323-8174, seclarkcpa@aol.com